SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                  July 15, 2010
                                -----------------
                                (Date of Report)

                           ALANCO TECHNOLOGIES, INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


                                    0-9437
                                   ---------
                             (Commission File No.)

                    ARIZONA                        86-0220694
        -----------------------------    ---------------------------------
        (State of other jurisdiction)    (IRS Employer Identification No.)



             15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA  85260
            --------------------------------------------------------
            (Address of Principal Executive Office)       (Zip Code)


                                 (480) 607-1010
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On July 9, 2010, Alanco Technologies, Inc., an Arizona corporation (the "Company"), entered into a Securities Purchase Agreement (the "Purchase Agreement") with three institutional investors, namely, Hudson Bay Fund, LP, Hudson Bay Overseas Fund, Ltd. and Forecaddie Partners, L.P. (the "Investors"), pursuant to which the Investors purchased an aggregate of 2,173,913 shares of the Company's Class A Common Stock and Warrants exerciseable for up to 760,871 additional shares of Class A Common Stock. Each unit, consisting of one share of Class A Common Stock and 0.35 of a three-year Warrant to purchase one share of Class A Common Stock at an exercise price of $0.33 per share, was sold for a purchase price of $0.23 per unit, or for a total of approximately $500,000. Source Capital Group acted as the exclusive placement agent for the transaction. Net proceeds to the Company were approximately $450,000 after deducting the expenses of the transaction. The proceeds will be used for working capital and general corporate purchases.

The Offering is made pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-163288), which was declared effective by the Securities and Exchange Commission on December 30, 2009. The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the Offering.

Item 9.01      Financial Statements and Exhibits

Exhibit 99.1   Securities Purchase Agreement
Exhibit 99.2   Common Stock Purchase Agreement
Exhibit 99.3 Press Release dated July 9, 2010, titled "Alanco Technologies, Inc. to Raise Approximately $500,000 in Registered Direct Offering."
Exhibit 99.4   Source Capital Group, Inc. Proposed Offering Engagement Letter


                                   SIGNATURES

Date: July 15, 2010                        By: /s/John A Carlson
                                           -----------------------
                                           Chief Financial Officer